                                                                     EXHIBIT 2.3

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                               ESCROW AGREEMENT


                         Dated as of February 14, 1997







================================================================================

                               ESCROW AGREEMENT


  This Escrow Agreement (this "AGREEMENT") is entered into as of February 14, 1997, by and among HCC Industries Inc., a Delaware corporation ("HCC"), the Sellers (the "SELLERS") listed on EXHIBIT C hereto, Windward Capital Associates, L.P. ("WINDWARD") and U.S. Trust Company of California, N.A., as escrow agent ("ESCROW AGENT").

                              B A C K G R O U N D
                              - - - - - - - - - -
      1. HCC, the Sellers, the Buyers and HCC Windward L.L.C. have entered into a First Amendment and Restatement to the Stock Purchase and Sale Agreement dated as of December 23, 1996 (the "Purchase Agreement"). Capitalized terms not defined herein shall have meaning given to such terms in the Purchase Agreement.

      2. Pursuant to the Purchase Agreement, Sellers are entitled to be paid an aggregate amount of $69,282,486, plus interest thereon as the Installment Amount, subject only to the conditions set forth herein.


      3. HCC is depositing $69,282,486 of its funds in cash (such cash, together with any securities or obligations in which it is invested, being the "FUND") in this escrow arrangement as security for its agreement to pay that amount to Sellers.

      4. Pursuant to Section 4.4, Sellers have appointed Andrew Goldfarb (the "REPRESENTATIVE") as their representative and attorney in fact to take any and all actions necessary or desirable by or on behalf of the Sellers in this Agreement.


                               1.  ESCROW.
                                   ------

      1.1    APPOINTMENT OF ESCROW AGENT.  Escrow Agent is appointed to act in
             ---------------------------
             accordance with the terms hereof, and Escrow Agent accepts such appointment.

      1.2    ESTABLISHMENT OF THE ESCROW ACCOUNT.
             -----------------------------------
             1.2.1 DELIVERY. Concurrently herewith, HCC has delivered the Fund to the Escrow Agent, to be held by Escrow Agent hereunder. HCC hereby makes the Fund, and all of its interest therein, part of the escrow created hereby.

         1.2.2    SECURITY INTEREST. HCC hereby grants a security interest in
                  -----------------
                  the Fund and its proceeds in favor of the Sellers. Said security interest is subordinate to the rights of any creditors of HCC with respect to unpaid claims against HCC existing as of the date hereof who have not consented to the transactions contemplated by the Purchase Agreement, until the Fund is delivered to the Sellers.

        1.2.3     HOLDING OF FUNDS. Escrow Agent will hold the Fund and any
                  ----------------
                  proceeds it receives with respect to the Fund in a separate account to be held in accordance with this Agreement.

        1.2.4     INVESTMENT OF AMOUNTS IN THE FUND.
                  ---------------------------------
                     1.3 Investment. The Escrow Agent shall invest any or all
                         ----------
                  amounts in the Fund, and any undistributed accretions thereto or income with respect thereto, as directed in writing by the Company (with the consent of the Representative), in any of the following:

                        (a)interest-bearing savings accounts with the
                  Escrow Agent or with national banks or corporations endowed with trust powers having capital and surplus in excess of $1,000,000,000;

                        (b)securities or obligations issued or guaranteed by
                  the United States of America or any agency or instrumentality thereof;

                        (c)certificates of deposit of or accounts with the
                  Escrow Agent or national banks or corporations endowed with trust powers having capital and surplus in excess of $1,000,000,000;

                        (d)tax exempt securities rated AAA or higher;

                        (e)commercial paper and other obligations and
                  securities with a term or less than three years, in each case, at the time of investment rated A-1 or A, as the case may be, by Standard & Poor's Corporation or Prime-1 or A-1, as the case may be, by Moody's Investor's Service, Inc. (the Escrow Agent having no liability to determine or inquire into the rating of said investment); or

                          (f) mutual funds that the Company reasonably
                   determines primarily invests in securities or obligations of the type referred to in clauses (a) through (e) above.

        After April 1, 1997, interest shall be paid to the Sellers not less frequently than monthly in accordance with the percentages set forth on Exhibit
C. In connection with any investment of the Fund, the Company shall provide the Escrow Agent with its and Sellers' taxpayer identification numbers. Failure to provide such information may cause the Escrow Agent to be required to withhold tax on any interest payable hereunder.

        1.3.1     NO LIABILITY. The Escrow Agent shall not have any liability
                  ------------
                  for any loss sustained as a result of any investment made pursuant to the instructions of the Company or as a result of any liquidation of any such investment prior to its maturity or for the failure of the Company to give the Escrow Agent any instruction to invest or reinvest any amounts in the Deferred Purchase Price Fund or any earnings thereon.

        1.3.2     ESCROW FEES . HCC will be responsible for all other fees and
                  -----------
                  expenses of Escrow Agent.

            2.    TERMS OF ESCROW; DISBURSEMENT OF FUNDS AND DOCUMENTS.
                  ----------------------------------------------------

      2.1    DEPOSIT AND DISBURSEMENT OF FUNDS. Upon the delivery to Escrow
             ---------------------------------
             Agent of a legal opinion from O'Melveny & Myers (the "OPINION") the form of EXHIBIT B, Escrow Agent will:

                     (a) Immediately deliver the Fund to Sellers (such delivery to be made to each Seller in the percentage amount set forth by such Seller's name on EXHIBIT C hereto by wire transfer in immediately available funds to the account of such Seller set forth on EXHIBIT C hereto).

                     (b) Immediately deliver the Opinion to Windward.

        The delivery of the Fund to Sellers in accordance with clause (i) above shall be deemed payment by HCC of the First Installment.

       2.2   ESCROW AGENT ROLE. Escrow Agent shall have no responsibility or
             ------------------
             obligation for investigating or determining the validity or sufficiency of the statements made in the Opinion and shall exercise no discretion in connection with the foregoing disbursements.

                         3.  ESCROW AGENT.
                             ------------

      3.1    ESCROW AGENT QUALIFICATIONS. Escrow Agent shall at all times be a
             ---------------------------
             bank, savings and loan association or trust company in good standing, organized and doing business under the laws of the United States or a State of the United States, having combined capital and surplus of not less than five million dollars ($5,000,000) and shall be authorized under the laws governing its organization to exercise corporate trust powers and shall be authorized under such laws and the laws of the State of California to enter into and perform this Agreement. If Escrow Agent at any time ceases to have the foregoing qualifications, Escrow Agent will give notice of resignation to HCC, the Representative, and Windward, and a qualified successor escrow agent will be appointed in accordance with Section 3.4.

      3.2    RESIGNATION. Escrow Agent or any successor to it may resign and be
             -----------
             discharged of its duties and obligations hereunder by delivering written notice to the parties hereto specifying the effective date of such resignation, which date shall not be earlier than 30 days following the delivery of the notice of resignation. Such resignation will take effect on the date specified in the notice of resignation, unless a successor escrow agent has been appointed in accordance with the provisions of Section 3.4 and has accepted such appointment, in which case such resignation shall take effect immediately upon receipt by such successor escrow agent of the Fund and any other funds and documents then held in escrow. Escrow Agent may be removed by the joint action of HCC, the Representative, and Windward by delivery of a termination notice, with or without cause, at any time upon 30 days' prior written notice to Escrow Agent, which notice may be waived by Escrow Agent.

      3.3    CONTINUATION. Notwithstanding any resignation or removal of Escrow
             ------------
             Agent, Escrow Agent will continue to serve in its capacity as escrow agent until (a) a successor escrow agent has been appointed in accordance with Section 3.4 and has accepted such appointment, and (b) the Fund and any other funds and documents then held in escrow have been transferred to and received by the successor escrow agent. HCC, the Representative, and Windward will promptly take the necessary action to appoint a successor escrow agent in accordance with Section 3.4.

      3.4    APPOINTMENT OF SUCCESSOR ESCROW AGENT. If at any time Escrow Agent
             -------------------------------------
             resigns, is removed or otherwise becomes incapable of acting as escrow agent pursuant to this Agreement, or if at any time a vacancy occurs in the office of Escrow Agent for any other cause, a successor escrow agent located in Los Angeles County that meets the qualifications set forth in

             Section 3.1 will be appointed by HCC with the written consent of the Representative and Windward, which consent may not be unreasonably withheld, by written instrument delivered to the successor escrow agent. If no successor escrow agent has been appointed at the effective date of resignation or removal of Escrow Agent or within 30 days after the time Escrow Agent became incapable of acting or a vacancy occurred in the office of Escrow Agent, any party hereto may petition a court of competent jurisdiction for an appointment of a successor escrow agent and Escrow Agent will have the right to refuse to make any disbursements from the escrow until a successor escrow agent is appointed and has accepted such appointment. Upon the appointment and acceptance of any successor escrow agent hereunder, Escrow Agent shall transfer the Fund and any other funds and documents then held in escrow to its successor. Upon receipt of such items by the successor escrow agent, Escrow Agent shall be discharged from any continuing duties or obligations under this Agreement, but such discharge shall not relieve Escrow Agent from any liability incurred prior to such event, and the successor escrow agent shall be vested with all rights, powers, duties and obligations of Escrow Agent under this Agreement.

      3.5    LIMITATIONS ON LIABILITY OF ESCROW AGENT.
             ----------------------------------------
             3.5.1  RELIANCE. Escrow Agent may act upon any written notice,
                    --------
                    certificate, instrument, request, waiver, consent, paper, or other document that Escrow Agent in good faith reasonably believes to be genuine and to have been made, sent, signed, prescribed, or presented by the proper person or persons. Escrow Agent will not be liable for the sufficiency, correctness or genuineness as to form, manner of execution or validity of any instrument presented, nor as to identity, authority, or rights of any person executing the same, except as provided herein. Escrow Agent will otherwise not be liable for any mistakes of fact or errors of judgment, or for any acts or omissions of any kind unless the same was caused by the willful misconduct or negligence of Escrow Agent. HCC will indemnify and hold Escrow Agent harmless from any claims, demands, causes of action, liabilities, damages or judgments, including the cost of defending any such action, together with any reasonable attorneys' fees of any nature (including appeal from an adverse judgment related to the same) incurred by Escrow Agent in connection with Escrow Agent's undertakings pursuant to the terms and conditions of this Agreement, unless such act or omission is a result of the willful misconduct or negligence of Escrow Agent.

             3.5.2 LITIGATION. If Escrow Agent during or after the term of the escrow is made aware of any litigation with respect to the rights of any of the parties hereto, or any money or documents deposited herein or affected hereby, Escrow Agent will have the right to discontinue any or all further acts on its part until such conflict is resolved, and Escrow Agent will have the further right to commence or defend any action or proceeding for the resolution of such conflict. If Escrow Agent files suit in interpleader, it will be fully released and discharged from all further obligations under this Agreement.

             3.5.3 CONSULTATION WITH COUNSEL. Escrow Agent's sole responsibility will be as provided in this Agreement or as required by law. Escrow Agent may consult with legal counsel satisfactory to it in connection with any dispute, the construction of any provision of this Agreement or the duties and obligations of Escrow Agent under this Agreement, and will have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

      3.6    RELEASE OF ESCROW AGENT. The retention and distribution of the Fund
             -----------------------
             and other funds and documents held in escrow in accordance with this Agreement will fully and completely release Escrow Agent from any obligations or liabilities assumed under this Agreement with respect thereto.

      3.7    COMPENSATION OF ESCROW AGENT.  Escrow Agent will be entitled to
             ----------------------------
             compensation pursuant to the schedule of fees attached as EXHIBIT A, and to reimbursement of fees, costs and expenses, including reasonable attorneys' fees suffered or incurred by Escrow Agent in connection with the performance of its duties and obligations hereunder, including but not limited to, any suit in interpleader brought by Escrow Agent. HCC will be responsible for such compensation, fees, costs and expenses, and will promptly, upon demand by Escrow Agent, pay or reimburse Escrow Agent for all such amounts. Escrow Agent is not entitled to withhold any amounts from the Fund for such purposes.

             4.  AGREEMENTS BETWEEN HCC, SELLERS AND BUYER'S REPRESENTATIVE.

      The following agreements are matters for which Escrow Agent has no responsibility and with which it is not to be concerned.

      4.1    COVENANT NOT TO SUE. HCC and Windward each agree not to institute
             -------------------
             or participate in any legal or other proceeding that seeks directly or indirectly to set aside or void this escrow and security arrangement or to prevent the delivery of the Fund to Sellers, or to take any action that is intended to or would be reasonably likely to cause the Opinion not to be delivered.

      4.2    SPECIFIC PERFORMANCE. HCC and Windward agree that the payment of
             --------------------
             the Fund as contemplated hereby, and the rights and privileges granted to Sellers pursuant to this Agreement, represents a unique, extraordinary and special event that has peculiar value to Sellers, the loss of which cannot be reasonably or adequately compensated in damages in any action at law, and that a breach by failure to deliver the Fund as contemplated hereby will cause great and irreparable injury and damage. HCC and Windward agree that Sellers are entitled to the remedies of injunction, specific performance and other equitable relief to prevent a breach of this Agreement or a failure of delivery of the Fund. This subsection shall not be construed as a waiver of any other rights or remedies that Sellers may have for damages or otherwise.

      4.3    REPRESENTATIONS OF HCC. HCC represents and warrants to Sellers that
             ----------------------
             this Agreement has been validly executed and delivered and is its valid and binding obligation, enforceable against it in accordance with its terms, and that it is not subject to any agreement, restriction, understanding, court order, or other burden that is or would be violated by the provisions of this Agreement or the consummation of the transactions contemplated hereby.

      4.4    POWER OF SELLERS' REPRESENTATIVE. Each Seller hereby
             --------------------------------
             unconditionally and irrevocably appoints Andy Goldfarb, as attorney-in-fact, without power of substitution, with power and authority to execute any and all written consents and approvals of the Sellers, or other demands, notices, consents and approvals required or permitted hereunder, with the same effect as if the Seller had personally performed such act. If Andrew Goldfarb dies or becomes legally incompetent before the distribution of the Fund, the other Sellers must act together in such matters.

      4.5    ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES. HCC, Sellers and
             -------------------------------------------
             Windward each agree to sign all necessary documents and to take all other actions reasonably necessary to carry out the provisions of this Agreement and to further evidence their agreements hereunder.


                   5.  ADMINISTRATIVE PROVISIONS.
                       -------------------------


      5.1    NOTICES. All notices, demands, consents, requests, approvals, and
             -------
             other communications required or permitted hereunder shall be in writing and shall be deemed to have been properly given (a) if hand delivered, or (b) effective upon receipt or, if refused, upon date of refusal if mailed by United States registered or certified mail, with postage prepaid, return receipt requested, or (c) if sent by a recognized private courier or overnight express company, return receipt requested (effective upon receipt or, if refused, upon the date of refusal), or (d) effective upon receipt if sent by facsimile to each of the parties at the following addresses (or at such other addresses as shall be given in writing by any party to the others in accordance with this Section 5.1):

IF TO WINDWARD:

        Windward Capital Partners, L.P.
        Eleven Madison Avenue
        26th Floor
        New York, New York  10010
        Attention:  Thomas Sikorski
        Fax:  (212) 448-5481

        With a copy to:

        Skadden, Arps, Slate, Meagher & Flom, LLP
        919 Third Avenue
        New York, New York  10022
        Attention:  Lou R. Kling, Esq.
        Fax:  (212) 735-2000

IF TO HCC OR SELLER REPRESENTATIVE:

        4232 Temple City Boulevard
        Rosemead, California  91770
        Attention:  Mr. Andrew Goldfarb
        Telecopy Number:  (818) 443-9074

with copy to:

        Kent V. Graham, Esq.
        O'Melveny & Myers
        1999 Avenue of the Stars, Suite 700
        Los Angeles, California  90067
        Telecopy Number:  (310) 246-6779

IF TO ESCROW AGENT:

        U.S. Trust Company of California, N.A.
        515 S. Flower Street, Suite 2700
        Los Angeles, CA  90071
        Attn:  Corporate Trust Division
        Facsimile:  (213) 488-1370

      Courtesy copies shall be forwarded to the persons whose names are hereinabove preceded with the words "with copy to," but the delivery of copies to such persons shall not be necessary for the effectiveness of notice hereunder.

      5.2    GOVERNING LAW.  This Agreement shall be governed by the laws of
             -------------
             the State of New York.

      5.3    AMENDMENTS; SURVIVAL. No amendment, modification or alteration of
             --------------------
             the terms hereof shall be effective or binding unless the same be in writing and signed by the parties hereto affected thereby.

      5.4    SUCCESSORS AND ASSIGNS. Neither this Agreement nor any rights or
             ----------------------
             obligations under it are assignable, and this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      5.5    PAYMENT OF FEES. In the event of litigation of any dispute or
             ---------------
             controversy arising from, in, under or concerning this Agreement and any amendments hereof, the prevailing party in such action shall be entitled to recover from the other party in such action, in addition to other relief, such sum as the court shall fix as reasonable attorneys' fees and expenses incurred by such prevailing party.

      5.6    NO THIRD-PARTY RIGHTS. Nothing contained in this Agreement is
             ---------------------
             intended to and nothing contained herein shall be interpreted to confer on any party the rights of a third-party beneficiary, and this Agreement is for the sole benefit of the parties hereto.

      5.7    NO WAIVER OF DEFAULT. No consent or waiver, express or implied, by
             --------------------
             any party, to or of any breach or default by any other party in the performance by the other of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligations of such party hereunder. Failure on the part of any party to complain of any act or failure to act of any other party, or to declare such other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder.

      5.8    PARTICIPATION IN DRAFTING; INTERPRETATION. The provisions hereof
             -----------------------------------------
             have been thoroughly reviewed by all parties and have been the subject of negotiations. Accordingly, no party (or its counsel) shall be considered to have been the exclusive preparer or draftsman of this Agreement, nor shall the provisions hereof be construed strictly against any such party on that account. Without limiting the generality of the foregoing, each party waives the provisions of Section 1654 of the California Civil Code and any legal decision that would require interpretation of any claimed ambiguities against the party that drafted it. The provisions of this Agreement are to be interpreted in a reasonable manner to give effect to the intent of the parties reflected herein.

      5.9    ENTIRE AGREEMENT. This Agreement, together with all other
             ----------------
             agreements referenced herein, constitutes the entire agreement of the parties relating to the subject matter hereof, and supersedes any previous oral or written understandings concerning the same.

      5.10   SEVERABILITY. If any clause or provision of this Agreement is
             ------------
             illegal, invalid, or unenforceable under present or future laws effective during the term hereof, it is the intention of the parties hereto that the remainder of this Agreement shall not be affected thereby.

      5.11   COUNTERPARTS.  This Agreement may be executed in any number of
             ------------
             counterparts, all of which, when taken together, shall constitute one and the same instrument.

      5.12   HEADINGS. The descriptive headings of the Sections of this
             --------
             Agreement are for convenience only and do not constitute a part of this Agreement.

                  [The rest of the page has been left blank]

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on the day and year first above written.

                       HCC INDUSTRIES INC.
                       A DELAWARE CORPORATION


                       By:______________________________________________________

                                Name: Andrew Goldfarb
                                Title: President


                       SELLERS




                                _________________________________
                                Andrew Goldfarb


                                _________________________________
                                Andrew Goldfarb, Co Trustee for the
                                Andrew and Denise Goldfarb Revocable
                                Trust of 1995


                                _________________________________
                                Denise Goldfarb, Co Trustee for the Andrew and Denise Goldfarb Revocable Trust of 1995


                                _________________________________
                                Andrew Goldfarb, Co Trustee for the Andrew and Denise Goldfarb 1996 Unitrust

                                Northern Trust Bank of California, N.A. Co
                                Trustee for the Andrew and Denise Goldfarb 1996 Unitrust


                                By: _____________________
                                Its:_____________________

                                _________________________________
                                Christopher Bateman


                                _________________________________
                                Linda Rillorta


                                _________________________________
                                Steven Goldfarb


                                _________________________________
                                Richard K. Ferraid


                                _________________________________
                                Debra E. Ferraid


                                _________________________________
                                Steven Goldfarb, as Trustee of the Jessica Anne Goldfarb Irrevocable Trust


                                _________________________________
                                Steven Goldfarb, as Trustee of the Rebecca
                                Goldfarb Irrevocable Trust



                WINDWARD CAPITAL ASSOCIATES, L.P.


                                By: Windward Capital Associates, Inc.
                                Its: General Partner


                            By:________________________________________________

                                                  Name:_________________________
                                                  Title:________________________

                       U.S. TRUST COMPANY OF CALIFORNIA, N.A.


                            By:________________________________________________

                                                  Name:_________________________
                                                  Title:________________________

                                   EXHIBIT A


                            SCHEDULE OF ESCROW FEES
                            -----------------------

                                   EXHIBIT B

                             FORM OF LEGAL OPINION

                                   EXHIBIT C




      Stockholder               Redemption             Wire Instructions
                                Percentage
      -----------               ----------             -----------------



      The Andrew and            57.650%           See attached
      Denise Goldfarb
      Revocable Trust of
      1995




      The Andrew and            5.915%            See attached
      Denise Goldfarb 1996
      Unitrust




      Christopher Bateman       6.699%            See attached
      and Linda Rillorta




      Richard L. Ferraid and    2.487%            See attached
      Debra E. Ferraid




      Steven Goldfarb           19.809%           See attached





      The Jessica Anne          3.923%            See attached
      Goldfarb Irrevocable
      Trust




      The Rebecca Goldfarb      3.517%            See attached
      Irrevocable Trust





                                   B-2